Exhibit 10.2
AMENDMENT NUMBER FIFTEEN TO
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
     THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended as follows:
     1. Section 1.4.09(a) is hereby amended and restated in its entirety as follows:
     “(a) is employed by the Company or a Subsidiary and compensated in or from the United States,”
     2. The second sentence of Section 4.1 is hereby amended and restated in its entirety as follows:
“The Company or Subsidiary may, in its sole and absolute discretion, grant Severance Pay in excess of or less than the amount reflected in this Plan taking all pertinent facts and circumstances into consideration, including but not limited to any amount to which the Company or Subsidiary offers or pays to a Participant as a result of the Participant’s Discontinuance of Employment pursuant to any applicable law.”
     3. This amendment shall be effective on June 1, 2007.
     In witness whereof, the Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.
METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Debra Capolarello

Date: 6/1/2007

Witness: /s/ Lucida M. Bullard